UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2009 (October 14, 2009)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, Maine	04101
(Address of Principal Executive Offices)	(Zip Code)

(207) 619-8500

(Registrant’s Telephone Number, Including Area Code)

10 Columbus Boulevard, Hartford, CT 06106

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01	Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A (“Amendment No. 1”) hereby amends and supplements the Current Report on Form 8-K (the “Report”) of Magellan Petroleum Corporation (the “Company”) originally filed with the Securities and Exchange Commission on October 19, 2009 regarding the Company’s acquisition of an 83.5% controlling ownership interest in Nautilus Poplar, LLC, a Montana limited liability company (“Nautilus Poplar”) (such acquisition, referred to herein as the “Nautilus Transaction”) from White Bear LLC, a Montana limited liability company (“White Bear”) and YEP I, SICAV-FIS, a Luxembourg entity (“the YEP I Fund”, and collectively with White Bear, the “Sellers”), pursuant to a Purchase and Sale Agreement (the “Nautilus Purchase Agreement”) dated October 14, 2009.

The information previously reported in the Report is incorporated by reference into this Amendment No. 1.

The historical financial statements of Nautilus Poplar required to be filed pursuant to Rule 3-05 of Regulation S-X under the Securities Act of 1933, as amended, are included in this Amendment No. 1 under Item 9.01.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Filed herewith as Exhibit 99.1 are the independent auditors report dated November 23, 2009 and the historical financial statements of Nautilus Poplar as of December 31, 2008, and for the twelve months ended December 31, 2008, as required to be filed pursuant to Rule 3-05 of Regulation S-X under the Securities Act of 1933, as amended.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Hanson & Co., independent auditors.

99.1	Independent Auditors Report dated November 23, 2009 and financial statements of Nautilus Poplar LLC, for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ DANIEL J. SAMELA
Name:	Daniel J. Samela
Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: December 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Hanson & Co., independent auditors.

99.1	Independent Auditors Report dated November 23, 2009 and financial statements of Nautilus Poplar LLC, for the year ended December 31, 2008.